Exhibit 99.1

  Brigham Exploration Reports Record Quarterly Production, Record Financial
                 Results and Provides Third Quarter Forecast

    AUSTIN, Texas, Aug. 10 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) today announced its financial results for the quarter ended June 30, 2004.

    Highlights from Brigham's performance for the second quarter include:

     -- Second quarter 2004 production of 34.4 MMcfe/d, representing a 19% increase over second quarter 2003 production;

     -- 48% increase in revenues to $18 million, compared to revenues in last year's second quarter of $12.2 million;

     -- 77% increase in operating income to $8.7 million, compared to operating income in last year's second quarter of $4.9 million; and

     -- 126% increase in net capital expenditures to $22.6 million, relative to net capital expenditures in last year's second quarter of $10 million.

    SECOND QUARTER 2004 RESULTS

    Average daily production volumes for the second quarter 2004 were
34.4 MMcfe/d and were 19% higher when compared to production volumes in last year's second quarter. Higher production combined with an improvement in our realized sales price, net of hedges, resulted in a $5.8 million, or 48%, increase in our revenues for the second quarter 2004. Increased production volumes represented approximately $2.9 million of the $5.8 million increase in revenues, while improved price realizations represented the remainder of the increase.

    An increase in the number of producing wells during the second quarter 2004 led to a 3% increase in lease operating expenses. On a per unit basis, lease operating expenses for the second quarter 2004 decreased $0.06 per Mcfe to $0.42. The decrease in our per unit lease operating expenses was due to a $0.05 per Mcfe decrease in workover costs and a $0.01 decrease in ad valorem taxes. An increase in production volumes combined with an increase in the average pre-hedge sales price that we received for oil and natural gas in the second quarter 2004 were the primary reasons for the 11% increase in our total production tax expenses. Despite the increase in our total production tax expenses, on a per unit basis, production taxes were $0.02 per Mcfe lower due to reduced tax rates and tax credits on certain wells.

    General and administrative expenses for the second quarter 2004 were up slightly when compared to general and administrative expenses for the second quarter last year. General and administrative expenses on a per unit basis decreased 15% in the second quarter 2004 to $0.39 per Mcfe.

    Depletion expense for the second quarter 2004 was $5.6 million ($1.82 per Mcfe) compared to $3.8 million ($1.46 per Mcfe) in the second quarter last year. An increase in our depletion rate accounted for 61% of this increase, while an increase in production accounted for 39% of the increase. The increase in our depletion rate was primarily the result of increased costs of reserve additions during the first half of 2004. Operating income for the second quarter 2004 was $8.7 million and grew 77% when compared to operating income in the second quarter last year.

    A decline in our weighted average debt balances outstanding under both our senior credit facility and our senior subordinated notes, combined with a decrease in the interest rate that we paid on those borrowings, were the primary reasons for the $370,000 or 30% decrease in interest expenses for the second quarter 2004. Interest expenses for the second quarter 2004 were $854,000 and $0.28 per Mcfe on a per unit basis, compared to $1.2 million and $0.47 in 2003.

    We reported net income available to common stockholders of $5.1 million ($0.13 per diluted share) in the second quarter 2004 versus a net income of $2.4 million ($0.10 per diluted share) for the prior year period. Net income in the current quarter was reduced by a $2.7 million provision for deferred income taxes. There was no income tax provision incurred in last year's second quarter.

    Our net capital expenditures for the second quarter 2004 increased 126%. Net capital expenditures for the second quarter of 2004 and 2003 were:

                                               ($'s in millions)
                                           Three Months Ended June 30,
                                               2004         2003

     Drilling                                  $18.6         $7.5
     Net land and G&G                            2.4          1.0
     Capitalized costs                           1.6          1.4
     Net capital expenditures for
      oil and natural gas activities           $22.6         $9.9
     Other property & equipment                  ---          0.1
     Net capital expenditures                  $22.6        $10.0


    THIRD QUARTER 2004 FORECAST

    The following forecasts and estimates of our third quarter 2004 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

    We currently expect third quarter 2004 production volumes to average between 34 and 38 MMcfe/d (72% natural gas). For the third quarter 2004, lease operating expenses are projected to be $0.43 per Mcfe, production taxes are projected to be approximately 5.5% of pre-hedge oil and natural gas revenues, and general and administrative expenses are projected to be $1.2 million ($0.35 to $0.39 per Mcfe).

    Based on these production and cost estimates, assumed average NYMEX prices of $6.00 per MMBtu for natural gas and $42.20 per barrel for oil, and taking into account current derivative contracts outstanding, we forecast that our revenue will be between $18 and $20.3 million and operating income will be between $8.9 and $10.4 million for the third quarter 2004.

    Gene Shepherd, Brigham's Chief Financial Officer, commented, "We are pleased with the record financial performance that the company achieved during the second quarter and first half of 2004. Our record production volumes and relatively flat costs have contributed to an expansion in our operating margins during 2004. With the expanded capital expenditure budget that has resulted from our recent equity offering, we look forward to building upon these results in the second half of 2004."

    CONFERENCE CALL INFORMATION

    Our management will host a conference call to discuss its operational and financial results for the second quarter 2004 with investors, analysts and other interested parties on Wednesday, August 11th, at 9:00 a.m. Central time. To participate in the call, participants within the U.S. please dial 800-396-2386 and participants outside the U.S. please dial 617-847-8712. The participant passcode for the call is 88907599. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. Central time on Wednesday, August 25th. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 53408390. In addition, a live and archived web cast of the conference call will be available over the Internet at either http://www.bexp3d.com or http://www.streetevents.com . A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on August 11, 2004, will be available on our website. To access the press release go to http://www.bexp3d.com and click on News Releases. The file with a copy of the press release is named Brigham Exploration Report Record Quarterly Production, Record Financial Results And Provides Third Quarter Forecast and is dated August 10, 2004. To access the other financial and statistical information that will be covered by the conference call that will take place on August 11, 2004, go to http://www.bexp3d.com and click on Event Calendar. The file with the other financial and statistical information is named Financial and Statistical Information for the Second Quarter Conference Call and is dated August 11, 2004.

    ABOUT BRIGHAM EXPLORATION

    Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

    FORWARD LOOKING STATEMENTS DISCLOSURE

    Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

     Contact:  John Turner, Manager - Finance & Investor Relations
               (512) 427-3300 / investor@bexp3d.com


                         BRIGHAM EXPLORATION COMPANY
                SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share data) (unaudited)

                        Three Months Ended June 30,  Six Months Ended June 30,
                             2004         2003          2004         2003
    Revenues:
      Oil and natural gas
       sales               $17,916      $12,127        $34,735      $26,766
      Other                     41           43             42           81
                           $17,957      $12,170        $34,777      $26,847
    Costs and expenses:
      Lease operating        1,305        1,270          2,714        2,244
      Production taxes         896          806          1,759        1,744
      General and
       administrative        1,199        1,187          2,419        2,326
      Depletion of oil
       and natural gas       5,623        3,799         10,503        7,901
      Depreciation and
       amortization            184          160            365          257
      Accretion of discount
       on ARO                   40           37             77           71
                            $9,247       $7,259        $17,837      $14,543
      Operating income      $8,710       $4,911        $16,940      $12,304

    Interest expense          (854)      (1,224)        (1,636)      (2,506)
    Interest income             15            7             29           28
    Other income
     (expense) (A)            (118)        (281)             9         (170)
      Income before income
       taxes & cumulative
       effect of adoption
       of accounting
       principle            $7,753       $3,413        $15,342       $9,656
    Deferred income tax
     expense                (2,683)         ---         (5,183)         ---
    Cumulative effect of
     adoption of
     accounting principle      ---          ---            ---          268
      Net income            $5,070       $3,413        $10,159       $9,924
    Preferred stock
     dividends & accretion     ---        1,028            ---        2,023
    Net income (loss) to
     common                 $5,070       $2,385        $10,159       $7,901

    Net income (loss) to
     common per share:
    Basic                    $0.13        $0.12          $0.26        $0.40
    Diluted                  $0.13        $0.10          $0.25        $0.30

    Wt. Avg. common shares
     outstanding:
    Basic                   39,287       20,087         39,261       19,898
    Diluted                 40,391       30,037         40,354       32,090

    (A) Includes non-cash
        gain (loss) related
        to changes in the
        fair market value
        of our derivative
        contracts:           $(187)       $(281)          $(60)       $(170)


                         BRIGHAM EXPLORATION COMPANY
              PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                 (unaudited)

                        Three Months Ended June 30,  Six Months Ended June 30,
                             2004          2003         2004         2003

    Average net daily
     production:
      Natural gas (MMcf)      25.0         17.0         24.1         16.7
      Oil (Bbls)             1,566        1,990        1,699        2,232
        Equivalent natural
         gas (MMcfe) (6:1)    34.4         28.9         34.1         30.1
    Total net production:
      Natural gas (MMcf)     2,246        1,528        4,339        3,000
      Oil (MBbls)              141          179          300          402
        Equivalent natural
         gas (MMcfe) (6:1)   3,092        2,602        6,142        5,412
        % Natural gas           73%          59%          71%          55%
    Sales prices (Before
     hedging):

      Natural gas ($/Mcf)    $6.19        $5.60        $6.00        $6.40
      Oil ($/Bbl)            37.81        29.52        35.79        31.39
        Equivalent natural
         gas ($/MMcfe) (6:1)  6.22         5.32         5.99         5.88
    Realized prices (Post
     hedging):
      Natural gas
       ($/Mcf) (A)           $5.90        $4.72        $5.80        $5.12
      Oil ($/Bbl) (A)        33.05        27.45        31.88        28.39
        Equivalent natural
         gas ($/MMcfe)
        (6:1) (A)             5.79         4.66         5.66         4.95

      (A) Includes the
          effects of
          hedging gains
          (losses) of:
          Natural gas
          ($/Mcf)           $(0.29)      $(0.88)      $(0.20)      $(1.28)
          Oil ($/Bbl)        (4.76)       (2.07)       (3.91)       (3.00)


                     SUMMARY CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                  06/30/2004      12/31/2003
    Assets:                                       (unaudited)
      Current assets                                 $27,663        $20,835
      Oil and natural gas properties, net
       (full cost method)                            226,715        197,311
      Other property and equipment, net                1,195          1,219
      Other non-current assets                         2,690          4,851
        Total assets                                $258,263       $224,216

    Liabilities and stockholders' equity:
      Current liabilities                            $36,266        $35,579
      Senior credit facility                          36,700         19,000
      Senior subordinated notes                       20,000         20,000
      Series A Preferred Stock, mandatorily
       redeemable                                      9,148          8,794
      Other non-current liabilities                    6,861          2,498
        Total liabilities                           $108,975        $85,871
      Stockholders' equity                           149,288        138,345
        Total liabilities and stockholders' equity  $258,263       $224,216


                         BRIGHAM EXPLORATION COMPANY
                SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in thousands) (unaudited)

                        Three Months Ended June 30,  Six Months Ended June 30,
                            2004         2003           2004          2003

    Cash flows from
     operating activities:
    Net income              $5,070       $3,413        $10,159       $9,924
    Depletion, depreciation
     and amortization        5,807        3,959         10,868        8,158
    Accretion of discount
     on ARO                     40           37             77           71
    Interest paid through
     issuance of add'l
     senior sub. notes         ---          289            ---          585
    Interest paid through
     issuance of add'l
     redeemable preferred
     stock                     179          ---            354          ---
    Amortization of deferred
     loan fees                 191          280            383          533
    Mkt value adjustments for
     derivatives instruments   187          281             60          170
    Cumulative effect of
     adoption of change in
     acctg principle           ---          ---            ---         (268)
    Deferred income tax
     expense                 2,683          ---          5,183          ---
    Changes in operating
     assets and liabilities  2,599          197         (1,734)       4,345
      Cash flows provided
       by operating
       activities          $16,756       $8,456        $25,350      $23,518

      Cash flows used by
       investing
       activities          (21,050)      (9,875)       (38,107)     (19,214)
      Cash flows (used)
       provided by
       financing activities  7,746       (2,835)        18,089       (7,391)
      Net increase
       (decrease) in cash
       and cash
       equivalents          $3,452      $(4,254)        $5,332      $(3,087)


                            SUMMARY PER MCFE DATA
                                 (unaudited)

                        Three Months Ended June 30,  Six Months Ended June 30,
                            2004         2003            2004         2003
    Revenues:
      Oil and natural
       gas sales           $5.79        $4.66           $5.66        $4.95
      Other revenue         0.01         0.02            0.01         0.01
                           $5.80        $4.68           $5.67        $4.96
    Costs and expenses:
      Lease operating       0.42         0.48            0.44         0.41
      Production taxes      0.29         0.31            0.29         0.32
      General and
       administrative       0.39         0.46            0.39         0.43
      Depletion of natural
       gas and oil
       properties           1.82         1.46            1.71         1.46
      Depreciation and
       amortization         0.06         0.06            0.06         0.05
      Accretion of discount
      on ARO                0.01         0.01            0.01         0.01
                           $2.99        $2.78           $2.90        $2.68
    Operating income       $2.81        $1.90           $2.77        $2.28

    Interest expense,
     net of interest
     income (A)            (0.27)       (0.47)          (0.26)       (0.46)
    Other income
     (expense) (B)          0.02          ---            0.01          ---
      Adjusted income
       before dividends &
       accretion           $2.56        $1.43           $2.52        $1.82

     (A) Calculated as interest expense minus interest income divided by production for period.

     (B) Excludes non-cash gains/(losses) arising from hedge accounting for certain of our oil and natural gas hedges


                         BRIGHAM EXPLORATION COMPANY
     SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF AUGUST 10, 2004
                                 (unaudited)

                                    2004                    2005
                                 Q3      Q4      Q1      Q2      Q3     Q4
    Natural
     Gas
     Swaps:   MMBtu/d           1,500   1,000     ---      ---   ---    ---
              $/MMBtu          $4.180  $4.360     ---      ---   ---    ---

    Natural
     Gas
     Collars: Floor - MMBtu/d   7,850   6,371   5,750    5,000   ---    ---
              Floor - $/Mmbtu  $4.613  $4.746  $4.663   $4.725   ---    ---

              Cap - MMBtu/d     7,850   6,371   5,750    5,000   ---    ---
              Cap - $/MMBtu    $6.476  $6.690  $7.100   $6.712   ---    ---

    Crude
     Oil
     Swaps:   Bbls/d              150     100     ---      ---   ---    ---
              $/Bbl            $23.91  $23.80     ---      ---   ---    ---

    Crude
     Oil
     Collars: Floor - Bbls/d      530     372     305      205   ---    ---
              Floor - $/Bbl    $26.34  $26.68  $25.56   $26.80   ---    ---

              Cap - Bbls/d        530     372     305      205   ---    ---
              Cap - $/Bbl      $32.20  $31.71  $30.18   $32.51   ---    ---

    Note: Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.

SOURCE  Brigham Exploration Company
    -0-                             08/10/2004
    /CONTACT: John Turner, Manager - Finance & Investor Relations of Brigham Exploration Company, +1-512-427-3300, or investor@bexp3d.com /
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.bexp3d.com /
    (BEXP)

CO:  Brigham Exploration Company
ST:  Texas, Oklahoma
IN:  OIL
SU:  ERN ERP CCA MAV